Exhibit 4
                                                                       ---------




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated January 14, 2002, accompanying the financial statements of Pinnacle Financial Corporation included as an attachment to the Proxy Statement and Transaction Statement on Schedule 13e-3 dated October 23, 2002, as amended. We hereby consent to the inclusion of the aforementioned report in the attachment to the Proxy Statement and Transaction Statement on
Schedule  13e-3.



                                                /s/  Smith, Burch & Company, LLP





Hartwell, Georgia
October 22, 2002


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